AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
TEXARKANA SURGERY CENTER
5404 Summerhill Road, Texarkana TX 75503
THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL V, LLC (“Buyer”), and WESTMINSTER TEXARKANA, L.P. (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions
. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a) “Brokers” shall mean EnTrust Realty Advisors, LLC, acting as Seller's agent.
(b)“Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on the date that is Fifteen (15) days after the last day of the Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer's and/or Seller's counsel) prior to the date of Closing.
(c) “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is thirty (30) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date.
(d) “Earnest Money” shall mean Two Hundred Twenty-five Thousand Dollars ($225,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(e) “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of the last execution and acceptance by both parties shall be the “Effective Date” of this Agreement.
(f)“Escrow Agent” shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-Mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(g) “Lease” shall mean that certain Lease dated as of April 26, 2001 (the “Lease”) between Seller, as landlord, and Texarkana Surgery Center, L.P., as tenant (“Tenant”), as amended.
(h)“Property” shall mean (a) that certain real property located at 5404 Summerhill Road, Texarkana TX 75503, being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant and any rights or intellectual property related to or including the name “Westminster” (the “Intangible Property”).
(i)“Purchase Price” shall mean Four Million Five Hundred Thousand Dollars ($4,500,000.00).
(j)Seller and Buyer's Notice address
(i)“Seller's Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Westminster Texarkana, L.P.
c/o Mark T Mazur
The Westminster Funds
270 Westminster - Suite 300
Lake Forest, Illinois 60045
Tel. No.: (847) 234-1123
Fax No.: (847) 2342115
Email: mmazur@westminsterfunds.com

And to:

Christopher T. DeMent
Quarles & Brady LLP
300 N. LaSalle Street
Suite 4000
Chicago, Illinois 60654
Tel. No.: (312) 715-5093
Fax No.: (312) 632-1793

Email: christopher.dement@quarles.com
(ii)“Buyer's Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
William Kahane
American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (215) 887-3054
Fax No.: (646) 861-7751
Email: wkahane@arlcap.com
And to:
Jesse Galloway
American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
American Realty Capital, LLC
202 E Franklin Street
Monroe, NC 28112

Tel. No.: (212) 415-6570
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.Purchase and Sale of the Property. PURCHASE AND SALE OF THE PROPERTY Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.Payment of Purchase Price. PURCHASE PRICEThe Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.Proration of Expenses and Payment of Costs and Recording Fees
.
(a)All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable prior to the Closing Date shall be remitted to the collecting authorities by Tenant prior to Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing as Tenant is responsible for all such Taxes and Assessments due in accordance with the provisions of the Leases.
(b)All rents collected for the month in which the Closing occurs or any month thereafter shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing.
(c)Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller's Closing Costs”:
(i)100% of all Owner's Title Insurance policy premiums, including search costs and any endorsements Seller agrees to obtain pursuant to Section 6 of this Agreement to resolve a title matter objected to by Buyer in connection with such policy, but excluding any costs to issue extended coverage over standard exceptions);

(ii)Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker's commission payments related to the sale of the Property in accordance with Section 23 of this Agreement; and

(iv)All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(v)
(d)Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer's Closing Costs”:
(e)
(i)all costs and expenses in connection with Buyer's financing, including appraisal, points, commitment fees and the like, costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax, and any title insurance and endorsements required by Buyer's lender; and

(ii)Any costs associated with extended coverage over standard exceptions with respect to any Owner's Title Insurance Policy and, except as set forth in Section 4(c)(i) above, any endorsements issued in connection with any such Owner's Title Insurance Policy; and

(iii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.Title
. At Closing, Seller agrees to convey to Buyer fee simple title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.Examination of Property
. Seller and Buyer hereby agree as follows:
(a)Buyer shall order a title commitment (the “Title Commitment”) for the Property from Escrow Agent promptly after the date hereof. All matters shown in the Title Commitment or any survey of the Property with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic's lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property (collectively, “Liens”). Seller shall be required to cure or remove at or prior to Closing all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller shall have no obligation to cure any title matter objected to, except as aforesaid with respect to Liens, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within two (2) business days following receipt of Buyer's objections. If Seller does not respond to any title matter objected to by Buyer with such two (2) business day period, Seller shall be deemed to have refused to remove or cure such title matter or objection. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within two (2) business days after receipt of Seller's notice (or deemed notice), upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. In the event that Seller refuses to remove or cure any objections and Buyer does not terminate this Agreement as provided in the preceding sentence, such objections shall be deemed waived and the title matters the subject of such objections shall be deemed Permitted Exceptions. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) two (2) business days after the Buyer's receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). Seller shall have no obligation to cure any Objection, provided Seller notifies Buyer of any Objection which Seller elects not to remove or cure prior to the earlier of two (2) business days following receipt of Buyer's notice of such Objection or the date of Closing. If Seller does not respond to any notice of an Objection within such two (2) business day period or prior to Closing, Seller shall be deemed to have refused to remove or cure such Objection. In the event that Seller refuses to remove or cure any Objection, Buyer shall have the right to terminate this Agreement upon written notice to Seller given prior to the earlier of two (2) business days after receipt of Seller's notice (or deemed notice) or the date of Closing, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. In the event that Seller refuses to remove or cure any Objection and Buyer does not terminate this Agreement as provided in the preceding sentence, such Objection shall be deemed waived and the title matters the subject of such Objection shall be deemed Permitted Exceptions.
(b)Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller's possession or control: (i) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller's title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental reports for the Property; (vii) copies of the Property's real estate tax bills for the current and prior two (2) tax years; (viii) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date; and (ix) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that (a) such activities shall not include, without Seller's prior written consent, the taking of samples or conducting any invasive tests, including without limitation any activities or work associated with a Phase II environmental site assessment; (b) such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and (c) Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer's representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer's due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property or speaking with Tenant, and Seller may have a representative present during any and all examinations, inspections, interviews and/or studies of the Property. Buyer shall keep all information or data received or discovered in connection with its examinations,inspections, interviews and/or studies of the Property strictly confidential, except that Buyer may disclose the same to prospective mortgage lenders or their agents, to the consultants and other professionals engaged by Buyer to assist in Buyer's acquisition of the Property, or as may be required by applicable law. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)Within three (3) days following the expiration of the Due Diligence Period, Seller shall request an Estoppel Certificate certified to Seller, Buyer, the Approved Assignee and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request). It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant substantially in the form attached hereto as Exhibit F (the “Tenant Estoppel Certificate”) and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificate when Seller receives the same.
(d)Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.
7.Risk of Loss/Condemnation
. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $225,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within five (5) business days after Buyer's receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller's insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and credit Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.Earnest Money Disbursement
. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest

Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.Default
(a)In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) provide Buyer with notice of such default and if such default remains uncured after two (2) business days, declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller's sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller defaults in the obligations herein taken by Seller, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive all such defaults and/or unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) provide Seller with notice of such a default and if such Seller default remains uncured after two (2) business days, terminate this Agreement by delivering written notice thereof to Seller, upon which termination the Earnest Money shall be refunded to Buyer and Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement up to a maximum amount of $15,000, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) provide Seller with notice of such a failure of a condition precedent and terminate this Agreement by delivering written notice thereof to Seller at Closing, upon which termination the Earnest Money shall be refunded to Buyer, which refund shall operate to terminate this Agreement and release

Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iv) enforce specific performance of Seller's obligations hereunder or (v) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iv) above except that the term “Closing” shall read “Extended Closing” . In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages.
10.Closing
. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)A Special Warranty Deed in the form attached hereto as Exhibit B;
(b)An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;
(c)A Bill of Sale in the form attached hereto as Exhibit D;
(d)An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(f)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(g)Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(h)Originals of any warranties covering the Property, to the extent in Seller's possession or control;
(i)To the extent not previously delivered to Buyer, the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property (provided that such leasing files and books and records to be delivered to Buyer pursuant to this paragraph may be delivered by Seller to Buyer promptly after Closing);
(j)A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(k)An owner's title affidavit as to mechanics' liens and possession and other matters in customary form reasonably acceptable to Seller, Buyer and Escrow Agent;
(l)Letter to Tenant in form of Exhibit H attached hereto; and
(m)Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (d), (e) and (f) above and such other documents and instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer's and Seller's respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party's obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.Representations by Seller
. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the necessary power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller's obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease and Permitted Exceptions;
(d)Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)Seller is the sole owner of the entire lessor's interest in the Lease;
(f)With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) to Seller's knowledge, the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the total scheduled annual base rent (the “Annual Net Rent”) for the initial term of the Lease is $392,700.00 per annum with two percent (2%) annual increases, commencing on May 1, 2011;
(g)There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity granted by Seller or to which Seller is a party; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing; and
(i)To Seller's knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller's knowledge, there are no underground storage tanks located on the Property.
The representations and warranties of Seller shall survive Closing for a period of six (6) months. As used in this Agreement, the term “Seller's knowledge” or any similar phrase, shall mean the actual knowledge of Mark T. Mazur only, provided however, that nothing in this Agreement shall be deemed to create or impose personal liability of any kind on such individual. If prior to Closing Buyer obtains knowledge that any representation or warranty of Seller is untrue or inaccurate in any respect and nonetheless proceeds with and consummates the Closing, Buyer shall be deemed to forever renounce any right to assert any claim or cause of action at law or in equity on account of any such untruth or inaccuracy. The provisions of this paragraph shall survive Closing or the termination of this Agreement for any reason.
12.Representations
by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
(b)Buyer has not received any written notice of any current or pending litigation or tax appeals affecting Buyer and Buyer does not have any knowledge of any pending litigation or tax appeals against Buyer.
The representations and warranties of Buyer shall survive Closing for a period of six (6) months. If prior to Closing Seller obtains knowledge that any representation or warranty of Buyer is untrue or inaccurate in any respect and nonetheless proceeds with and consummates the Closing, Seller shall be deemed to forever renounce any right to assert any claim or cause of action at law or in equity on account of any such untruth or inaccuracy. The provisions of this paragraph shall survive Closing or the termination of this Agreement for any reason
13.Conditions Precedent to Buyer's Obligations
. Buyer's obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance with or satisfaction of the following conditions precedent on and as of the date of Closing:
(a)Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner's form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer's good title in fee simple to the Real Property subject only to the Permitted Exceptions (the “Title Policy”);
(c)Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet the Property;
(d)Buyer shall have received a Second Amendment to the Lease substantially in the form attached hereto as Exhibit I;
(e)Buyer shall have received an original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease; and
(f)The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement, provided however that, notwithstanding anything else to the contrary, in no event shall Seller be deemed to be in default under this Agreement or with respect to its obligations hereunder in the event condition 13(b) or 13(d) is not satisfied as of Closing.
14.Conditions Precedent to Seller's Obligations
. Seller's obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)Buyer shall deliver to (i) Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof and (ii) Seller and Escrow Agent on the Closing Date the items set forth in Section 10 above; and
(b)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.Notices
. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) three (3) business days following deposit in the United States mail, registered or certified, return receipt requested with postage prepaid, or (iv) one (1) business day following deposit with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.Seller Covenants
. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and maintained the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer's prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer's sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to any material alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.Performance on Business Days
. A “business day” is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
18.Entire Agreement
. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
19.Severability
. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law
20.No Representations or Warranties
. Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly stated in this Agreement, the Property shall be sold and conveyed to (and accepted by Buyer at Closing) AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW. Except as otherwise expressly provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, any representation, warranty or covenant as to the Title

Commitment, survey conditions, use of the Property, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose (collectively, the “Condition of the Property”), all of which are, except as otherwise expressly provided in this Agreement, hereby expressly disclaimed by Seller and waived by Buyer. Except as otherwise expressly provided in this Agreement, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances, including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters. Buyer further represents and warrants that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer is in an equal bargaining position. The terms and conditions of this Section shall survive Closing or any termination of this Agreement and will not merge with any documents delivered at Closing.
21.Applicable Law
. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
22.Tax-Deferred Exchange
. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
23.Broker's Commissions
. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.Assignment
. Buyer may assign its rights under this Agreement upon five (5) days prior written notice to Seller with Seller's prior written consent, provided however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARC HCTXRTX001, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing.
25.Attorneys' Fees
. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party's attorneys' fees and disbursements and court costs incurred in such action.
26.Counterparts
. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
27.Anti-Terrorism
. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER: AMERICAN REALTY CAPITAL V, LLC By:/s/ William M. Kahane Name: William M. Kahane Title: President Date: April 14, 2011
SELLER:
WESTMINSTER TEXARKANA LP, an Illinois limited partnership
By:Westminster 3 Medical Properties, LLC,its General Partner
By: Westminster Fund III, L.P., an Illinois limited partnership, its Member
By: Westminster Advisors III LLC, an Illinois limited liability company, its General Partner
By: Kristi L. Sherin
Name: Kristi L. Sherin
Its: Authorized Agent

By: Westminster Fund IV, L.P., an Illinois limited partnership, its Member
By: Westminster Advisors IV LLC, an Illinois limited liability company, its General Partner
By: Kristi L. Sherin
Name: Kristi L. Sherin
Its: Authorized Agent

Date: April 14, 2011

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:
Date:
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EXHIBITS
Exhibit A    -    Real Property
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Lease
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel
Exhibit G    -    Intentionally Omitted
Exhibit H    -    Form of Tenant Notice
Exhibit I    -    Second Amendment to Lease

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EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

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EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2011, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise, subject to those matters described on Exhibit "B" attached hereto and made a part hereof by this reference (the "Permitted Exceptions").

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

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EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to (i) assume and perform all of the covenants, agreements and obligations of the lessor or landlord under the Lease as such shall arise or accrue on or after the date of this Assignment and (ii) defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor or landlord under and by virtue of the Lease on and after the date of this Assignment.
Assignor makes no representation or warranty of any kind with respect to the Lease except to the extent specifically set forth in that certain Agreement for Purchase and Sale of Real Property dated as of _______________, 2011, between Assignor and American Realty Capital V, LLC.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:
By:
Name:
Title:

ASSIGNEE:

_______________________________

By:
Name:
Title:
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EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller's right, title and interest in and to those certain items of personal and intangible property of Seller (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of that certain real property located at 5404 Summerhill Road, Texarkana, Texas, as more particularly described on Schedule A attached hereto and made a part hereof (the “Property”), but expressly excluding any such property to the extent owned by the tenant occupying the Property and any rights or intellectual property related to or including the name “Westminster”.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects, all of which are expressly disclaimed and excluded. Buyer accepts the Personal Property on an “AS IS, WHERE IS” basis.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2011.
SELLER:

By:
Name:
Title:
SCHEDULE A
TO BILL OF SALE
(Add legal description of Real Property]

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EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2011, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) dated as of ________, 2011, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 5404 Summerhill Road, Texarkana, Texas (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor's right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property, but expressly excluding any such property to the extent owned by the tenant occupying the Property and any rights or intellectual property related to or including the name “Westminster” (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Contracts prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to (i) assume and perform all of the covenants, agreements and obligations of Assignee under the Contracts as such shall arise or accrue on or after the date of this Assignment and (ii) defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of Assignee under and by virtue of the Contracts on and after the date of this Assignment.
Assignor makes no representation or warranty of any kind with respect to the Contracts except to the extent specifically set forth the Purchase Agreement.
This Assignment shall be governed by the laws of the State of Texas, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

By:
Name:
Title:

EXHIBIT F
FORM OF TENANT ESTOPPEL
Texarkana Surgery Center, L.P. (“Tenant”) hereby certifies to Westminster Texarkana, L.P., American Realty Capital V, LLC and ARC HCTXRTX001, LLC (“Buyer”), its lender, if any, and their respective successors and assigns as follows:
1.    Tenant is the tenant under that certain [Lease Agreement] dated as of April 26, 2001, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between Westminster Texarkana, L.P. (“Landlord”) and Tenant pursuant to which Tenant leases that real property located at 5404 Summerhill Road, Texarkana, Texas (the “Premises”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The [Rent Commencement Date] was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease. Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the [Base Annual Rent] shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the [Base Annual Rent] shall be $________ ($________ monthly). Such rent has been paid through and including the month of ____________, 20___. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2011
TENANT:
____________________, a ________________
By:______________
Name:
Title:
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EXHIBIT H
FORM OF NOTICE TO TENANT
TO:    Texarkana Surgery Center, L.P.

Re:    Notice of Change of Ownership of 5404 Summerhill Road, Texarkana, Texas
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned's right, title and interest under that certain Lease, dated April 26, 2001, between Texarkana Surgery Center, L.P., as tenant, and Westminster Texarkana, L.P., as landlord (as amended, the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

EXHIBIT I
SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is made as of this ___ day of [ ], 2011 between Westminster Texarkana LP, an Illinois limited partnership (“Lessor”) and Texarkana Surgery Center, L.P., a Delaware limited partnership (“Tenant”).

WHEREAS, Lessor and Tenant have entered into a Lease Agreement dated April 26, 2001 and amended by a First Amendment dated , 2010 (said lease, as amended and/or assigned, “Lease”) for premises located at 5404 Summerhill Road, Texarkana TX 75503 (“Premises”); and

WHEREAS, Lessor and Tenant desire to further amend the Lease

NOW, THEREFORE in consideration of the mutual covenants herein contained and further good and valuable consideration, the parties hereto hereby amend the Lease as Follows:

1.	Section 24 is hereby deleted in its entirety and replaced with the following:

1.	INSURANCE
A.    Landlord shall maintain All Risk insurance (i.e., Cause of Loss-Special Form or equivalent) for the Building for at least 100% of its reasonable replacement value. Said All Risk policy shall not exclude flood coverage if the Premises is located in a Flood Zone A or V and shall include earthquake coverage if the Premises is located in a seismic zone of 3 or 4 with a probable maximum loss of fifteen percent (15%) or greater. Coverage shall include sprinkler leakage, vandalism, malicious mischief, loss of rents and damage from windstorm. In addition Landlord shall be entitled to obtain and maintain such additional and/or other insurance with respect to the Premises as reasonably requested by Landlord or Lender and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Premises. Such insurance shall cover the Premises and all improvements, fixtures, furnishings, removable floor coverings, equipment, signs and all other decorations, excluding inventory and stock in trade.
B.     Landlord shall also maintain General Liability coverage, including Broad Form Endorsement, on an occurrence basis in combined policy limits of not less than $5,000,000 per occurrence for bodily injury and for property damage with respect to the Premises. If the foregoing coverage limit shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area in which the Premises are located by tenants making similar uses, Landlord shall increase its insurance limits to such reasonable amount as is commonly maintained by such prudent tenants making similar uses.
C.    Any insurance maintained by Landlord pursuant to this Article 24 shall name Landlord's mortgagee and Tenant as additional insured parties and/or as loss payees, as appropriate, as their respective interests may appear. Each insurance policy referred to in this Section 24 shall, to the extent applicable, contain standard non-contributory mortgagee clauses in favor of Lender and shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord, Tenant and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord, Tenant or Lender which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title or ownership of any of the Premises. Each insurance policy shall also provide evidence of such insurance to Tenant and any Lender upon request on an ACORD 27 form for property and ACORD 25 form for liability or equivalent; provided, that in the event that such form is no longer available, such evidence of insurance is in a form reasonably satisfactory to Landlord and Lender. Any insurance policy may be written with a deductible of not more than Ten Thousand and No/100 Dollars ($10,000).
D.    Any proceeds payable as a result of an insured casualty with respect to any insurance maintained by Landlord under Section 24A above shall be payable to Landlord to be expended in accordance with the terms of Section 11 above. Notwithstanding the foregoing, in the event there is then existing a Deed of Trust on the Premises, any such proceeds shall at all times remain subject to the lien of the Deed of Trust and that such proceeds shall be paid either to Lender or to an insurance trustee to be held, and disbursed periodically (based upon architects or engineers certificates certifying the progress of completion prior to each partial payment, and other commercially typical terms) for the repair and replacement of such improvements in accordance with the terms of this Lease.
E.    Tenant shall maintain, throughout the Lease Term, workmen's compensation and employer's liability insurance covering all persons employed by Tenant on the Premises in connection with any work done on or about the Premises as required under Texas Law.
F.    In addition Tenant shall maintain comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability in the amount of not less than $3,000,000.00 combined single limit per occurrence for injury (or death) and damages to property.
G.    Any insurance maintained by Tenant pursuant to this Section 24 shall name Landlord and its mortgagee as additional insured parties and/or as loss payees, as appropriate, as their respective interests may appear.
H.    Tenant hereby agrees to reimburse Landlord for the cost of all insurance maintained by Landlord under Section 24.A. and 24.B above as Additional Rent under the Lease within 15 days after Landlord's delivery to Tenant of a paid bill showing payment in full of the premiums currently due and payable.

2.     Except for the specific modifications to the Lease contained in this Amendment, all terms of the Lease shall remain unchanged, and are hereby ratified, republished and reaffirmed and are incorporated into this Amendment.

IN WITNESS WHEREOF, Lessor and Tenant have executed this Amendment as of the day and year first above written.

(Signature pages follow.)

LESSOR:
Westminster Texarkana LP, an Illinois limited partnership

By:
Printed Name
Title:

STATE OF ________________________    )
COUNTY OF ______________________    )

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that whose name as the Westminster Texarkana LP, an Illinois limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such and with full authority, executed the same voluntarily for and as the act of said company.
Given under my hand this ______ day of , 2011.

____________________________________
[Affix Notary Seal]                Notary Public
My Commission Expires:______________

TENANT:
Texarkana Surgery Center, L.P., a Delaware limited partnership

By:
Printed Name:
Title:

ACKNOWLEDGEMENT OF TENANT

Commonwealth of Massachusetts    )
County of Middlesex            )

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that                      whose name as the                  of Fresenius USA Manufacturing, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such                  and with full authority, executed the same voluntarily for and as the act of said company.
Given under my hand this ______ day of , 2011.

____________________________________
[Affix Notary Seal]                Notary Public
My Commission Expires:______________